As filed with the Securities and Exchange Commission on December 1, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ChinaCast Education Corporation
(Exact name of registrant as specified in its charter)

Delaware	4812	20-0178991
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 08, 20/F, One International Financial Center, 1 Harbour View Street,
Central, Hong Kong
(852) 3960-6506
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 National Corporate Research
615 South Dupont Highway
Dover Delaware 19901
(302) 734-1450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Mitchell S. Nussbaum, Esq.
Angela M. Dowd, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Telephone:  (212) 407-4000
Fax:  (212) 407-4990

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-153165

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Offering Price	Aggregate Offering	Registration
Securities To Be Registered	per Share	Price	Fee(2)
Common Stock, par value $0.0001 per share (1)		$7,790,000	$434.69	(2)

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-153165) (the “Prior Registration Statement”) declared effective on  September 24, 2008 by the Commission, and is being filed for the purpose of registering up to $7,790,000 additional aggregate dollar amount of shares of the Registrant’s Common Stock, par value $0.0001 per share.  The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.  The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-3, as amended (File No. 333-153165), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of the Document
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.2	Consent of Jimmy C.H. Cheung & Co. Certified Public Accountants
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, People’s Republic of China on this 1st day of December, 2009.

CHINACAST EDUCATION CORPORATION

By:	/s/ Ron Chan Tze Ngon
Ron Chan Tze Ngon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Ron Chan Tze Ngon	Chairman, Chief Executive Officer and Director (Principal	December 1, 2009
Ron Chan Tze Ngon	Executive Officer)

/s/ Antonio Sena	Chief Financial Officer (Principal Financial and Accounting	December 1, 2009
Antonio Sena	Officer)

/s/ Michael Santos	President, International and Director	December 1, 2009
Michael Santos

/s/ Justin Tang	Director	December 1, 2009
Justin Tang

/s/ Richard Xue	Director	December 1, 2009
Richard Xue

/s/ Daniel Tseung	Director	December 1, 2009
Daniel Tseung

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EXHIBIT INDEX

Exhibit Number	Description of the Document
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.2	Consent of Jimmy C.H. Cheung & Co. Certified Public Accountants
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)